Exhibit 99.2

Certification
by the
Chief Financial Officer

Dated
August 12, 2002

CERTIFICATION

Pursuant to 18 U.S.C. section 1350, the undersigned officer of Vision Bancshares, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM E. BLACKMON
William E. Blackmon, Chief Financial Officer

Dated August 12, 2002